As filed with the Securities and Exchange Commission on July 29, 2008	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NATIONAL TECHNICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	24007 Ventura Boulevard, Suite 200	95-4134955
(State or Other Jurisdiction of	Calabasas, California, 91302	(I.R.S. Employer
Incorporation or Organization)	(818) 591-0776	Identification Number)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Raffy Lorentzian
Senior Vice President and Chief Financial Officer
National Technical Systems, Inc.
24007 Ventura Boulevard, Suite 200
Calabasas, California, 91302
(818) 591-0776
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies To:
James J. Slaby, Esq.
Michael A. de Gennaro, Esq.
Sheppard, Mullin, Richter & Hampton LLP
Four Embarcadero Center, Seventeenth Floor
San Francisco, CA 94111
(415) 434-9100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting
		(Do not check if a smaller reporting company)	company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, no par value	358,713 shares	$4.805	$1,723,615.97	$67.74

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) promulgated under the Securities Act, based upon the arithmetic mean of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Market on July 28, 2008.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED JULY 29, 2008

NATIONAL TECHNICAL SYSTEMS, INC.

358,713 SHARES
COMMON STOCK, NO PAR VALUE

          This prospectus may be used only for the sale or other disposition of up to 358,713 shares of our common stock, no par value per share, by the selling shareholders identified beginning on page 7 of this prospectus.

          The selling shareholders will receive all of the proceeds from the sale or other disposition of the shares of common stock under this prospectus. The selling shareholders will pay the expenses incurred in registering the shares, including legal and accounting fees, along with certain expenses related to the structure of the acquisition, in an amount not to exceed $75,000.

          The selling shareholders may sell or otherwise dispose of the shares of common stock described in this prospectus in public or private transactions, on or off the Nasdaq Global Market, at prevailing market prices, or at privately negotiated prices. The selling shareholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. See the section entitled “Plan of Distribution” beginning on page 9.

          Our common stock is quoted on the Nasdaq Global Market under the symbol “NTSC.” On July 28, 2008, the last reported sale price for our common stock on the Nasdaq Global Market was $4.89 per share.

          Investment in our common stock involves a high degree of risk. See the heading “Risk Factors” commencing on page 2 of this prospectus for a discussion of these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2008

INFORMATION CONTAINED IN THIS PROSPECTUS

          You should rely only on the information we have provided or incorporated by reference in this prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with additional or different information. The selling shareholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

          In this prospectus, unless otherwise indicated, “our company,” “we,” “us” or “our” refer to National Technical Systems, Inc., a California corporation.

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE BUYING SHARES IN THIS OFFERING. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING “RISK FACTORS” BEFORE MAKING AN INVESTMENT DECISION ABOUT OUR COMPANY.

GENERAL

          We are a diversified services company which supplies technical services and solutions to a variety of industries including aerospace, defense, transportation, electronics, power, computers and telecommunications. Utilizing our various testing facilities, staffing solutions and certification services, we help our customers sell their products in world markets. We are accredited by numerous national and international technical organizations which allow us to have our test data accepted in most countries.

          Our company was founded in 1961, incorporated in 1968 in California and subsequently reincorporated in Delaware in 1987 to serve as a holding company for our subsidiaries. On January 31, 1997, our company was merged into a newly formed California corporation named National Technical Systems, Inc.

          Shares of our common stock are quoted on the Nasdaq Global Market under the symbol “NTSC.”

PRINCIPAL EXECUTIVE OFFICE

          Our principal executive office is located at 24007 Ventura Boulevard, Suite 200, Calabasas, California, 91302, and our telephone number is (818) 591-0776. Our principal website can be accessed at http://www.ntscorp.com/. None of the information on any of our websites forms a part of this prospectus.

THE OFFERING

          This prospectus relates to the resale of 358,713 shares that we issued to the shareholders of Elliot Laboratories, Inc., a California corporation, pursuant to an Agreement and Plan of Merger dated June 6, 2006, pursuant to which Elliot Laboratories was merged with and into a wholly-owned subsidiary of our company. The issuance of these shares, which represent approximately 3.8% of our common shares outstanding as of June 6, 2008, are described under the heading “Issuances of Securities to Selling Shareholders,” commencing on page 6 of this prospectus.

RISK FACTORS

          Investment in our company involves a high degree of risk. In addition to the other information contained in or incorporated by reference into this prospectus, the following factors should be considered carefully when evaluating us and our business. The factors described below may not be the only risks we face. Additional risks that we do not yet perceive or that we currently believe are immaterial may also adversely affect our business and the trading price of the our securities.

          This prospectus contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief or current expectations of our management, directors or officers primarily with respect to our future operating performance. Prospective purchasers of our securities are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements due to various factors. The accompanying information contained in this prospectus, including the information set forth below, identifies important factors that could cause these differences. See “Special Note Regarding Forward-Looking Statements” on page 6 below.

           Our business is principally focused on the defense and aerospace markets and factors that adversely affect the financial condition of those markets or the defense industry generally could negatively impact our business.

           We derive a significant portion of our revenue (over 50%) from customers in the defense and aerospace markets. As a result, our financial condition and results of operations depend upon domestic and worldwide political and economic conditions and developments affecting the defense industry generally. Our ability to grow will depend upon the economic environment of the defense industry as well as our ability to increase the number of programs and services that we sell to our customers. The defense industry is subject to changing political, economic and regulatory influences. There are many factors that could affect the purchasing practices, operations and, ultimately, the operating funds of defense and advanced technology-related companies. In particular, U.S. government defense programs are subject to special risk, including dependence on government appropriations, contract termination without cause, contract re-negotiations, and intense competition for the available defense business, any of which could require us to make unplanned modifications of our products and services, or result in delays or cancellations of orders, or reduce funds and demand for our products and services, resulting in material adverse changes in our business, operating results, and financial condition.

           We have experienced significant growth in recent years, due in part to domestic and worldwide political and economic developments that have positively affected the markets for defense and advanced technology systems. Continued growth may not be sustainable at these levels and we cannot predict whether the current political, regulatory and economic environment will sustain such growth.

           If we are unable to sustain our current customer base, our revenue and results of operations may suffer.

           We derive most of our revenue from discrete programs. Our prospects therefore depend on our ability to achieve and sustain new business with respect to our existing customer base. Failure to achieve high levels of such new business would have a material adverse effect on our financial condition and operating results. Our success in securing such new business depends upon the continuity of our principal contacts at a current customer organization, our customers’ budgetary environment and our ability to deliver consistent, reliable, high-quality and timely products and services. We cannot assure you that we will be able to sustain the level of performance necessary to achieve a high rate of new business from our existing customer base and, as a result, we cannot assure you that we will be able to increase or even maintain our revenue.

           If we are unable to maintain our reputation and expand our name recognition, we may have difficulty attracting new business and retaining current customers and employees.

           We believe our professional reputation is an important factor in attracting and retaining our customers and in building relationships with new customers and that maintaining a good reputation and name recognition are critical for attracting and retaining customers and employees in our industry. If our reputation is damaged or if potential customers are not familiar with us or with the solutions we provide, we may be unable to attract new, or retain existing, customers and employees. Promotion and enhancement of our name will depend largely on our success in continuing to provide effective products and services. Our brand name and reputation will suffer if customers do not perceive our solutions to be effective or of high quality, and our results of operations may suffer.

           If we are not able to offer new and valuable products and services, we may not remain competitive and our revenue and results of operations may suffer.

           Our success depends on our ability to develop new products and services that serve specific customer bases, to anticipate changing market trends and to adapt our products and services to meet the changing needs of our customers, and we may not be able to develop such new products or services or adapt to such needs. Any such failure also could cause some of our existing products and services to become obsolete, particularly in high technology industries where there are frequent and rapidly evolving industry standards, the introduction of new and the obsolescence of old technology, changing payment systems and regulatory requirements, shifting strategies and market positions of major industry participants, and changing objectives and expectations of consumers. This environment of rapid and continuous change presents significant challenges to our ability to provide our customers with useful and significant products and services. As a result, we must continue to invest resources in research and development in order to enhance our existing products and services and introduce new high-quality products and services that customers and potential customers will want. If our new or modified product and service innovations are not responsive to user preferences or industry or regulatory changes, are not appropriately timed with market opportunity, or are not effectively brought to market, we may lose existing customers and be unable to obtain new customers and our results of operations may suffer.

           Future competition may adversely affect our business.

           We compete in discrete programs and for discretionary dollars against a number of other companies that provide competing products and services. A failure to adequately track, understand or address competitive pressures could have a material adverse effect on our business.

           We may not be able to hire, train, motivate, manage and retain a significant number of highly skilled employees.

           Our future success depends upon our ability to hire, train, motivate, manage and retain a significant number of highly skilled employees. This could hinder our ability to complete existing customer engagements and bid for new ones, or continue to provide high-quality products and services to our customers. We have experienced, and expect to continue to experience, competition for professional personnel from management consulting firms and other producers of research, technology and analysis services. Hiring, training, motivating, managing and retaining employees with the skills we need is time consuming and expensive.

           Factors, including those beyond our control, could cause interruptions in our operations and may adversely affect our reputation in the marketplace and our financial condition and results of operations.

           The timely development, implementation and continuous and uninterrupted performance of our hardware, network, applications, the Internet and other systems, including those which may be provided by third parties, are important facets in our delivery of products and services to our customers. Our operations are vulnerable to interruption from a variety of sources, many of which are not within our control, such as (1) power loss and telecommunications failures, (2) software and hardware errors, failures, defects or crashes, (3) computer viruses and similar disruptive problems, (4) fire, flood, earthquake, and other natural disasters, (5) attacks on our network or damage to our decision support tools, software and systems carried out by hackers or Internet criminals, and (6) performance of third party vendors.

           Any significant interruptions in the delivery of our products and services could damage our reputation and have a negative impact on our financial condition and results of operations.

           Potential liability claims may adversely affect our business.

           Our services, which involve recommendations and advice to organizations regarding complex business and operational issues, may give rise to liability claims by our customers or by third parties who bring claims against our customers, and we cannot assure you that we would not also be the subject of such litigation based on our products and services. Any such litigation, whether or not resulting in a judgment against us, may adversely affect our reputation and could have a material adverse effect on our financial condition and results of operations. We cannot assure you that we would have adequate insurance coverage for claims against us.

           Our reliance on oral agreements with our customers could impair our ability to recognize revenue for services performed, collect fees, protect our intellectual property and protect ourselves from liability.

           Consistent with what we believe to be industry practice, we sometimes provide services to customers on the basis of limited term sheets, statements of work and oral agreements in lieu of written contracts. To the extent that we fail to have sufficiently detailed written contracts in place, our ability to collect fees, protect our intellectual property and protect ourselves from liability to others may be impaired.

           We may pursue acquisition opportunities, which could subject us to considerable business and financial risk.

           We evaluate on an ongoing basis potential strategic acquisitions and may from time to time pursue acquisition opportunities. We may not be successful in identifying acquisition opportunities, assessing the value, strengths and weaknesses of such opportunities or consummating acquisitions on acceptable terms. Acquisitions may expose us to particular business and financial risks that include, but are not limited to:

•	diverting management’s attention;

•	incurring additional indebtedness and assuming liabilities, known and unknown;

•	incurring significant additional capital transaction and operating expenses;

•	experiencing an adverse impact on our earnings from the amortization or impairment of goodwill or other intangible assets;

•	failing to successfully integrate the operations and/or personnel of acquired businesses;

•	entering new markets or marketing new products with which we are not entirely familiar; and

•	failing to retain key personnel of, vendors to, and customers of acquired businesses.

           If we are unable to address the risks associated with acquisitions, or if we encounter expenses, difficulties, complications or delays encountered in connection with the integration of acquired entities and the expansion of operations, we may fail to achieve acquisition synergies and we may be required to focus resources on integration of operations rather than on our primary product and service offerings.

           There are many risks associated with conducting operations in international markets.

           We are in the process of expanding our operations internationally. Changes in local economic or political conditions in foreign countries could have a material adverse effect on our business, financial condition, results of operations and cash flows. Additional risks inherent in our international business activities include the following: difficulties in managing international operations, including our ability to timely and cost effectively execute projects; unexpected changes in regulatory requirements; tariffs and other trade barriers that may restrict our ability to enter into new markets; governmental actions that result in the deprivation of contract rights; changes in political and economic conditions in our bases of operations, including terrorist acts; changes in currency exchange rates; potentially adverse tax consequences; restrictions on repatriation of earnings or expropriation of property without fair compensation; difficulties in establishing new international offices and risks inherent in establishing new relationships in foreign countries; and the burden of complying with the various laws and regulations in countries in which we may operate.

           The market price of our common stock may be volatile.

           There has been significant volatility in the market price and trading volume of equity securities, which is often unrelated or disproportionate to the financial performance of the companies issuing the securities. These broad market fluctuations may have a particular negative impact on the market price of our common stock in light of our relatively low average daily trading volume and number of large shareholders. The market price of our common stock could fluctuate significantly in response to the factors described above and other factors, many of which are beyond our control and do not necessarily reflect our financial condition or operating results, including:

•	actual or anticipated changes in our growth rates or financial performance, or those of our competitors or of companies with similar business models;

•	fluctuations and availability of certain raw materials or components that are needed to test customers’ products;

•	the public’s response to our press releases or other public announcements, including our government filings and announcements of new products or services;

•	legal, regulatory and political factors unrelated to our performance;

•	general economic, industry and market conditions, particularly those conditions specific to the defense industry and related high-technology industries; and

•	changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

           Statements in this prospectus and in the documents incorporated by reference in this prospectus that are not statements of historical fact are forward-looking statements. These statements relate to our future plans, objectives, expectations and intentions. You may generally identify these statements by the use of words such as “expect,” “anticipate,” “may,” “might” and similar expressions.

           You should not place undue reliance on our forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous risks and uncertainties that are beyond our control, including those we discuss in the section entitled “Risk Factors” beginning on page 2 and elsewhere in this prospectus and in the documents incorporated by reference in this prospectus, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements express or implied by these forward-looking statements. The information in this prospectus speaks only as of the date of this prospectus and the information incorporated herein by reference speaks only as of its date. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. You should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

           We will not receive any proceeds from the sale or other disposition of the shares of common stock offered by this prospectus.

ISSUANCES OF SECURITIES TO SELLING SHAREHOLDERS

           On June 6, 2008, we completed a merger with Elliot Laboratories, Inc., an electromagnetic capability, product safety and wireless regulatory testing company located in Sunnyvale and Fremont, California, pursuant to an Agreement and Plan of Merger. As part of the consideration for the merger, we issued 358,713 shares of our common stock to the selling shareholders named in this prospectus.

          The selling shareholders or their permitted pledges, donees, transferees or other successors in interest who we collectively refer to in this prospectus as “selling shareholders,” may from time to time offer and sell any and all of the shares offered under this prospectus. This prospectus generally covers the resale of the 358,713 shares of our common stock issued to the selling shareholders in connection with the merger.

          The table below names certain shareholders who may sell shares pursuant to this prospectus and presents certain information with respect to beneficial ownership of our shares. We do not know which (if any) of the shareholders named below actually will offer to sell shares pursuant to this prospectus, or the number of shares that each of them will offer. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of our common stock if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of the shares.

          Because the selling shareholders may offer all, some or none of their shares pursuant to this prospectus, no definitive estimate can be given as to the amount of shares that will be held by the selling shareholders after completion of the offering to which this prospectus relates. The following table has been prepared assuming that each selling shareholder sells all of the shares beneficially owned by such shareholder that have been registered by us and does not acquire any additional shares of stock. We cannot advise you as to whether the selling shareholders will in fact sell any or all of their shares. In addition, the selling shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

          We agreed to use commercially reasonable efforts to prepare and file a registration statement, of which this prospectus is a part, to register for resale the 358,713 shares that we issued in connection with the merger. We also agreed to use commercially reasonable efforts to cause the registration statement to become and remain effective for up to three years to effect the sale of the shares.

SELLING SHAREHOLDERS

          The following table sets forth information regarding beneficial ownership of our common stock which is based on information provided by the selling shareholders as of June 6, 2008. The selling shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock in transactions exempt from the registration requirements of the Securities Act since the date as of which they provided this information.

          Except as described below, none of the selling shareholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. We may amend or supplement this prospectus from time to time to update the disclosure set forth in it.

          Each of the selling shareholders that is affiliated with a registered broker-dealer purchased the securities described under the heading “Issuances of Securities to Selling Shareholders” in the ordinary course of business and does not have any agreement or understandings, directly or indirectly, to distribute the shares offered by this prospectus.

	Total Shares Beneficially Owned Before Offering		Maximum Shares Offered Hereby	Total Shares Beneficially Owned After Offering

Name of Selling Shareholder	Number	%†	Number	Number	%†

Thomas H. Parker (1) 70 Marvin Ave. Los Altos, CA 94022	130,050	1.4%	130,050	–	*
Edward J. Pavlu, III and Lisa R. Pavlu (1)(2) 499 Mill River Lane San Jose, CA 95134	59,931	*	59,931	–	*
Barry W. Klinger and Roberta K. Rowland (1)(3) 1159 Bucknam Ave. Campbell, CA 95008	106,405	1.1%	106,405	–	*
Gerard J. Grenier (1)(4)(5) 6293E Joaquin Murieta Ave Newark, CA 94560	39,954	*	39,954	–	*
Thomas E. Wetzel (1) 7171 Mesa Drive Aptos, CA 95003	6,392	*	6,392	–	*
David W. Bare (1) 832 Cape May Place San Jose, CA 95133	15,981	*	15,981	–	*

†

Percentage ownership based on 9,341,851 shares of our common stock outstanding as of the close of business on June 6, 2008. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to those shares.

*	Less than one percent.

(1)

The shares beneficially owned by the selling shareholder were issued pursuant to our acquisition of Elliott Laboratories, Inc., a California corporation, pursuant to an Agreement and Plan of Merger, which transaction is described in the prospectus under the heading “Issuances of Securities to Selling Shareholders,” commencing on page 4.

(2)	The shares beneficially owned by Mr. and Mrs. Pavlu are held as husband and wife W.R.O.S.

(3)	The shares beneficially owned by Mr. Klinger and Ms. Rowland are held as joint tenants W.R.O.S.

(4)	Beneficial ownership includes 39,954 shares held by Gerard J. Grenier Revocable Trust UA DTD 07/24/86, over which Mr. Grenier holds voting and investment control.

(5)	Mr. Grenier is the Shareholders’ Representative under the Agreement and Plan of Merger referred to in Note (1) above.

PLAN OF DISTRIBUTION

          The selling shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

          Notwithstanding the foregoing, the selling shareholders have agreed that during the first six months following June 6, 2008, the combined sales by all of the selling shareholders on any trading day will not exceed 2,000 shares of common stock.

          The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

          The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

          Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

          The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

          The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

          The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

          The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling shareholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

          The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling shareholders.

LEGAL MATTERS

          Selected legal matters with respect to this offering and the validity of the common stock offered by this prospectus will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, San Francisco, California.

EXPERTS

          Our consolidated financial statements incorporated in this prospectus by reference from our annual report on Form 10-K for our fiscal year ended January 31, 2008 have been audited by Ernst & Young LLP, an independent registered public accounting firm, to the extent and for the periods set forth in its report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

          This prospectus is part of a registration statement on Form S-3 that was filed with the Securities and Exchange Commission. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. In addition, the SEC maintains an internet website (http://www.sec.gov/) that contains certain reports, proxy statements and other information regarding our company.

INFORMATION INCORPORATED BY REFERENCE

          We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Our annual report on Form 10-K for the fiscal year ended January 31, 2008, filed with the SEC on April 29, 2008;

•	Our quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2008, filed with the SEC on June 13, 2008;

•	Our current report on Form 8-K/A filed on February 20, 2008;

•	Our current report on Form 8-K filed on June 24, 2008; and

•	The description of our Common Stock, which is contained in our registration statement on Form 8-A/A (Amendment No. 1) filed with the SEC on June 19, 2003.

          We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement.

          We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering.

          You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov/, or from us without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) by writing or telephoning us at National Technical Systems, Inc., 24007 Ventura Boulevard, Suite 200, Calabasas, California, 91302, Attention: Investor Relations, (818) 591-0776.

          Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          The following table sets forth our costs and expenses in connection with the registration for resale of our common stock. All of the amounts shown are estimates except the Commission registration fee.

AMOUNT
Commission Registration Fee	$68
Printing and Related Fees	$0
Legal Fees and Expenses	$33,000
Accounting Fees and Expenses	$8,000
Miscellaneous Expenses	$200

Total	$41,268

Item 15. Indemnification of Directors and Officers.

          Article VI of the registrant’s Articles of Incorporation and Article VI of its Bylaws provide for indemnification of the registrant’s directors, officers, employees and other agents to the extent permitted by the California General Corporation Law.

          Additionally, certain of the executive officers and the directors of the registrant are parties to indemnification agreements with the registrant under which the registrant has agreed:

•

to indemnify them against certain liabilities that may arise by reason of their status as officers or directors, provided they acted in good faith and in a manner reasonably believed to be in our best interests and, with respect to any criminal action, had no cause to believe their conduct was unlawful;

•

to advance the expenses actually and reasonably incurred as a result of any proceeding against such officers and directors by third parties or by or in our right, where the indemnitee acted in good faith in a manner the indemnitee believed to be in our best interests (subject to repayment if it is determined that the indemnitee is not entitled to indemnification); and

•	to make a good faith attempt to obtain directors’ and officers’ insurance.

Item 16. Exhibits.

          Reference is made to the Index of Exhibits following the signature page hereto, which Index to Exhibits is hereby incorporated into this Item.

Item 17. Undertakings.

          (a)           The undersigned registrant hereby undertakes:

                         (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                        (i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                                        (ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                                        (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subsections (i), (ii) and (iii) next above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

                       (2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                        (4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on July 25, 2008.

NATIONAL TECHNICAL SYSTEMS, INC.

By: /s/ William McGinnis

William McGinnis
President and Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William McGinnis and Raffy Lorentzian, jointly and severally, the undersigned’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of National Technical Systems, Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement and any other registration statement for the same offering, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agent, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William McGinnis	Chief Executive Officer and President (Principal
	Executive Officer), and Director	July 15, 2008
William McGinnis

/s/ Raffy Lorentzian	Senior Vice President and Chief Financial Officer
	(Principal Financial Officer and Principal	July 15, 2008
Raffy Lorentzian	Accounting Officer)

/s/ Dr. Jack Lin
	Chairman of the Board (Director)	July 15, 2008
Dr. Jack Lin

/s/ Aaron Cohen	Vice Chairman of the Board (Director) and Senior
	Vice President, Corporate Development	July 15, 2008
Aaron Cohen

/s/ Donald J. Tringali
	Vice Chairman of the Board (Director)	July 15, 2008
Donald J. Tringali

/s/ Robert I. Lin
	Director	July 15, 2008
Robert I. Lin

/s/ Norman S. Wolfe
	Director	July 15, 2008
Norman S. Wolfe

/s/ John Gibbons
	Director	July 15, 2008
John Gibbons

/s/ Ralph Clements
	Director	July 15, 2008
Ralph F. Clements

/s/ Dan Yates
	Director	July 15, 2008
Dan Yates

INDEX TO EXHIBITS

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description	Filed Herewith	Incorporated by Reference	Form	Date Filed with SEC	Exhibit No.

3.1	Articles of Incorporation		×	10-K	April 28, 2004	3.1

3.2	Bylaws		×	10-Q	September 13, 2006	3.3

4.1	Specimen Common Stock Certificate		×	8-A/A	June 19, 2003	4.1

4.2	Agreement and Plan of Merger dated June 6, 2008 [1]	×

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP	×

23.1	Consent of Ernst & Young LLP	×

23.2	Consent of BA Tokyo & Co.	×

23.3	Consent of Pannell Kerr Forster, P.C.	×

23.4	Consent of Sheppard, Mullin, Richter & Hampton LLP	See Exhibit 5.1

24.1	Powers of Attorney	See
signature
page

1	Confidential Treatment has been requested for portions of Exhibit 4.2.